Exhibit 99.1

American Surgical Holdings Announces Results of Special Meeting Held for Purposes of Voting on

Definitive Merger Agreement

Houston, TX, February 24, 2011 — American Surgical Holdings, Inc. (“American Surgical” or the “Company”) (OTCBB: ASRG), announced today that at its Special Meeting of Stockholders held on February 23, 2011, its stockholders approved the merger of the Company with AH Merger Sub, Inc. (the “Merger”), pursuant to the terms of the previously announced definitive merger agreement (the “Merger Agreement”) among the Company, AH Merger Sub, Inc. and AH Holdings Inc., an affiliate of Great Point Partners I, L.P. (“GPP”), a Greenwich, CT-based private equity fund.

Of the 12,821,928 shares of the Company’s common stock outstanding as of the record date for the Special Meeting, 11,132,368 shares, or 86.8% of the Company’s outstanding common stock, were present in person or by proxy at the Special Meeting. An aggregate of 11,109,856 shares, or 86.6% of the Company’s outstanding common stock were voted in favor of the approval and adoption of the Merger Agreement and the Merger, 22,512 shares, or 0.2% of the Company’s outstanding common stock, were voted against the approval and adoption of the Merger Agreement and the Merger, and no shareholders abstained from voting on this proposal.

Although the Merger has been approved, the expected date of the closing of the Merger has not yet been determined. The Company and AH Holdings are working to satisfy the remaining conditions precedent to the closing of the Merger.

Zak Elgamal, Chairman of the Board of American Surgical, commented as follows: “We are thrilled with the overwhelming support of our stockholders for our proposed merger. A vote of 86.6% of shares eligible to vote in favor of this transaction represents an extraordinary turnout and shows the strong support our stockholders have for this transaction and the Company. The fact that 99.9% of those who voted also voted in favor of this transaction further solidifies our confidence that this transaction is in the best interest of all stockholders.”

In addition, the previously announced class action against the Company, the Company’s Board of Directors, certain of the Company’s stockholders, GPP, AH Holdings and Merger Sub filed on January 14, 2011 in the Delaware Court of Chancery remains pending. The Company intends to vigorously defend this lawsuit.

About American Surgical Holdings, Inc.

American Surgical provides professional surgical assistant services to patients, surgeons and healthcare institutions, through its wholly owned subsidiaries. American Surgical markets its services to hospitals, surgeons and healthcare institutions. American Surgical provides service in Texas, Oklahoma, Virginia, Tennessee and Georgia. For more information, please visit http://www.asainc.us.

About Great Point Partners, I LP

Great Point Partners (www.gppfunds.com) is a Greenwich-based health care focused investment firm that specializes in completing recapitalization transactions with middle-market companies and entrepreneurs.

Forward-Looking Statements

Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “will,” “may,” “should,” “might,” “believe,” “expect,”

“anticipate,” “estimate” and similar words. Forward-looking statements in this release include, but are not limited to, statements regarding anticipated benefits of the proposed merger, expected financial benefits to the Company’s stockholders, and anticipated future operating performance and results.

These statements are based on management’s current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially from these statements. For example, conditions to the closing of the transaction may not be satisfied, and the merger may involve unexpected costs, liabilities, or delays or the Company’s business may suffer as a result of uncertainty surrounding the merger, any of which could cause the transaction to not be consummated. Certain other risks associated with the Company’s business are discussed in the reports filed by American Surgical with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by American Surgical on March 25, 2010. The information set forth herein should be read in light of such risks. American Surgical cautions security holders not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, American Surgical assumes no obligation to update the information contained herein. American Surgical disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger, American Surgical filed a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS AS THEY CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and such other documents and other documents filed by American Surgical at the Securities and Exchange Commission’s web site at http://www.sec.gov and on American Surgical’s website at http://www.asainc.us.

American Surgical and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of American Surgical’s participants in the solicitation has been set forth in American Surgical’s proxy statement relating to the merger.

Contact

For American Surgical:

Marshall Webb of Polaris Group at (713) 779-9800.